UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On March 15, 2017, Global Power Equipment Group Inc. (the “Company”) issued a press release (the “press release”) reporting its financial results for 2015 and restated financial results for prior periods and preliminary 2016 financial result estimates. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing. Without limiting the generality of the foregoing, the text of press release entitled “Forward Looking Statements” and “Cautionary Note Regarding Preliminary Estimates” are incorporated by reference into this Item 2.02.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2016, the Company announced that Timothy M. Howsman, the Company’s Principal Financial Officer and Products Division Chief Financial Officer, had advised the Company he planned to retire upon completion of the restatement of certain of the Company’s historical financial information and the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K”). The Company also announced that upon Mr. Howsman’s retirement, Craig E. Holmes, who has been serving as Senior Vice President of Finance, would assume the role of Chief Financial Officer and Principal Financial Officer and Mark F. Jolly, who has been serving as Vice President Finance, would become Chief Accounting Officer and Principal Accounting Officer.

The 2015 10-K was filed with the SEC on March 15, 2017, and effective March 16, 2017, Mr. Howsman retired from his employment with the Company. Effective March 16, 2017, Mr. Holmes was appointed Chief Financial Officer and Principal Financial Officer and Mr. Jolly was appointed Chief Accounting Officer and Principal Accounting Officer.

Craig E. Holmes, 59, has served as the Company’s Senior Vice President of Finance since September 2015. Previously, he served as the Chief Financial Officer of Goodman Networks Incorporated, from October 2014 to March 2015. Prior to this he served as Chief Financial Officer of Sizmek, Inc. (formerly Digital Generation, Inc.), a publicly traded open ad management platform company, from October 2012 through its spinoff, merger and company relocation in May 2014. Mr. Holmes served as Chief Financial Officer of Quickoffice, Inc., a global leader in mobile productivity solutions, from May 2011 through its sale to Google, Inc. in July 2012. From November 2009 to April 2011, Mr. Holmes provided advisory and consulting services to the board and management of Enfora Inc., a privately held global manufacturing and software development company. Mr. Holmes also previously served as Chief Financial Officer at two publicly traded corporations, EXCEL Communications (April 1995 to May 1999) and Intervoice, Inc. (August 2003 to November 2009). Mr. Holmes began his career at Arthur Andersen, where he rose to Partner level before leaving to join EXCEL Communications. He currently serves on the board of directors of Hobi International, Inc., where he has served since August 2009, and Independent Bank Group, where he has served since April 2013 and currently serves as chairman of the audit committee.

Mr. Jolly, 56, has served as the Company’s Vice President Finance since December 2016.  Previously, Mr. Jolly served as Corporate Controller with the Vought Aircraft Division of Triumph Group, Inc., beginning in February 2009, and as its principal accounting officer, beginning in May 2009. From July 2008 to February 2009, Mr. Jolly was a partner of Tatum, LLC, where he provided clients with financial leadership and other project-specific services in the areas of financial controls, mergers and acquisitions.  From September 2006 to November 2007, Mr. Jolly served as Corporate Vice President, principal accounting officer and Global Controller of Thermadyne Holdings Corporation, where he was responsible for all accounting, financial and SEC reporting functions.  From August 2005 until September 2006, Mr. Jolly served as Chief Financial Officer of idX Corporation, where his responsibilities included oversight of idX Corporation’s accounting, financial, treasury and information technology departments.  From October 2000 until June 2005, Mr. Jolly served as Global Controller for Koch Industries, Inc. John Zink in the areas of accounting, finance and information technology, and from June 1986 through September 2000, Mr. Jolly worked for General Dynamics Corporation in a variety of finance related roles of increasing responsibility.  Mr. Jolly began his career with PricewaterhouseCoopers in 1982 and is a Certified Public Accountant.

There are no family relationships involving either Mr. Holmes or Mr. Jolly that would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which they or any member of their immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his initial appointment as Vice President, Finance in October 2016, Mr. Jolly entered into an offer letter (the “Offer Letter”) with the Company, dated November 8, 2016. Under the terms of the Offer Letter, Under the terms of the Offer Letter, Mr. Jolly was appointed Vice President, Finance with the expectation that he would be appointed Chief Accounting Officer and Principal Accounting Officer following the Company’s filing of its amended Form 10-K containing restated historical financial information. The Offer Letter further provided that Mr. Jolly would receive an annual base salary of $260,000 and a target short-term incentive opportunity of 40% of annual base salary. Mr. Jolly also received a 2016 long-term incentive award of 19,000 Performance-Based Restricted Stock Units (“PRSUs”), and Time-Based Restricted Stock Units (“TRSUs”) with a delivered value of $43,750.  The number of TRSUs will be determined based on the average closing price of Global Power’s common stock for the five trading days ending on the 30th day following the Company’s submission of restated financial information to the SEC.  The performance objective for the PRSUs is the achievement of a trading price per share greater than or equal to $5.50 for any period of 30 consecutive trading days prior to August 5, 2021.  The PRSUs are scheduled to vest in equal amounts on March 31, 2017 and March 31, 2018 (50% on each date), subject to the achievement of the performance objective and Mr. Jolly’s continued employment.  Mr. Jolly was also granted a one-time payment of (a) $20,000 (less applicable withholdings) on the first payroll date after he joined the Company; and (b) an additional 2,500 PRSUs and 2,500 TRSUs, subject to the same vesting conditions described above.

The terms of Mr. Holmes’ employment are described in the Company’s Current Report on Form 8-K, filed with the SEC on September 25, 2015, and Annual Report on Form 10-K, filed on March 15, 2017, and are incorporated herein by reference.

The foregoing description does not constitute a complete summary of the terms of the Offer Letter, and the foregoing is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibits 10.1 to this Form 8-K and incorporated by reference herein.  All capitalized terms used but not defined herein have the meanings set forth in the Offer Letter.

Item 7.01                                           Regulation FD Disclosure.

The Company made available a Company Information Presentation beginning on March 15, 2017, relating to its financial results for 2015 and restated financial results for prior periods and preliminary 2016 financial result estimates.  The Company Information Presentation may be accessed within the investor relations section of Global Power’s website, http://www.globalpower.com.  A copy of the Company Information Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, regardless of the general incorporation language contained in such filing.  Without limiting the generality of the foregoing, the text of the slides in the Company Information Presentation entitled “Forward Looking Statements” and “Cautionary Note Regarding Preliminary Estimates” are incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Mark Jolly Offer Letter, dated November 8, 2016.

99.1	Press Release, dated March 15, 2017 of Global Power Equipment Group Inc.

99.2	Company Information Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2017

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mark Jolly Offer Letter, dated November 8, 2016.

99.1	Press Release, dated March 15, 2017 of Global Power Equipment Group Inc.

99.2	Company Information Presentation.